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                                                                   Exhibit 23.03

                 Consent of Ernst & Young, Independent Auditors

We consent to the reference to our firm under the captions "Experts" and "Selected Financial Data" and to the use of our report dated August 3, 2000, with respect to Victor Morris Team Combined, all in the Registration Statement (Form S-1, No. 333-43488) and related Prospectus of DoveBid, Inc. for the registration of shares of its common stock.

                                          /s/ Ernst & Young

December 7, 2000
Singapore